Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tremisis Energy Acquisition Corporation II (the “Company”) on Form 10-Q for the period ending September 30, 2009 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Yeon-su Kim, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 16, 2009	/s/ Yeon-su Kim
	Name:	Yeon-su Kim
	Title:	Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)